UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

MAXLIFE FUND CORP.
 (Exact Name of Registrant as Specified in Charter)

Wyoming
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Tycos Drive, Unit #112 Toronto, Ontario Canada	M6B 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866) 752-5557

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2008, Maxlife Fund Corp. (“Maxlife”), and 1323545 Alberta Inc. (“DeLaet”) entered into a Commitment Agreement (the “Agreement”) whereby DeLaet has agreed to market the Maxlife preferred share offering on a non-exclusive basis, to be undertaken by the Company and DeLaet and Maxlife have agreed to enter into a service and profit sharing agreement regarding management of Life Settlement portfolios.  Some of the main commitments of the Agreement include:

1.	DeLaet has committed to source and manage a portfolio of life settlement funds in accordance to guidelines developed by Maxlife, and DeLaet.
2.	DeLaet has also agreed to promote the preferred share offering of Maxlife through Focused Money Solutions Inc.
3.
Maxlife has committed to establish an offering to be sold both outside and inside the US of the preferred shares, and receive and process subscriptions for all preferred shares investors brought in through Focused Money Solutions, Inc.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Commitment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXLIFE FUND CORP.

Dated: March 31, 2008	By:	/s/ Bennett Kurtz
Name: Bennett Kurtz
Title: President, Chief Executive Officer, Chief Financial Officer, and Director